SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2011

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2011, DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”) announced the election of John T. Roberts Jr. to the Company’s board of directors (the “Board of Directors”). The Company also announced that Mark Amin resigned for personal reasons from the Board of Directors effective as of February 17, 2011. Mr. Amin has not advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Roberts was elected by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors affirmatively determined that Mr. Roberts is an independent director under the New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

From 1997 to 2010, Mr. Roberts served with AMB Property Corporation, an owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. From 1999 to 2010, he was President of AMB Capital Partners LLC and, from 1997 to 1999, he was the Senior Vice President/Director of Capital Markets. Mr. Roberts received a bachelor’s degree in political science and international relations from Tulane University and a master of business administration from the University of Chicago Booth School of Business.

Mr. Roberts will serve on the Board until the 2011 annual meeting of stockholders and until his successor is duly elected and qualified. The size of the Company’s Board of Directors remains at seven members.

The Board of Directors also elected Mr. Roberts to serve on the Audit Committee and the Nominating & Corporate Governance Committee. Mr. Roberts will replace Mr. Frederic V. Malek as a member of the Audit Committee and will fill the vacancy on the Nominating & Corporate Governance Committee created by Mr. Amin’s resignation. The Board also elected Mr. Michael A. Coke to serve as a member of the Compensation Committee to fill the vacancy created by Mr. Amin’s resignation. In addition, the Board designated Mr. Thomas D. Eckert to be the chair of the Compensation Committee.

Mr. Roberts will receive a $10,000 cash retainer and $10,000 in shares of common stock as compensation for serving on the Board for the remaining term of the vacancy created by Mr. Amin’s resignation. The number of shares will be calculated based on the average of the opening and closing sale prices of the Company’s common stock on February 17, 2011.

A copy of the Company’s press release announcing Mr. Roberts’ election and Mr. Amin’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated February 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

February 22, 2011	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 17, 2011